Exhibit 10.1

This Agreement (the "Agreement") is entered into by and between Huntingdon Valley Bank, a Pennsylvania savings bank (the "Bank"), HV Bancorp, Inc., a Pennsylvania corporation (the "Company") and Joseph C. O'Neill, Jr. (the "Employee"), effective as of July 29, 2022 (the "Effective Date").

WHEREAS, the Bank and the Employee entered into a certain Employment Agreement (the "Employment Agreement"), effective as of July 1, 2016;

WHEREAS, Section 10 of the Employment Agreement provides that the Employment Agreement may not be modified or amended except by an instrument in writing signed by all of the parties; and

WHEREAS, on June 15, 2022, the Employee notified the Company and the Bank of his intent to retire as Executive Vice President and Chief Financial Officer of the Company and the Bank, effective as of July 31, 2022; however, the Company, the Bank and the Employee have subsequently agreed that the Employee will continue to serve as Executive Vice President and Chief Financial Officer of the Company and the Bank until a successor can be appointed.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Bank, the Company and the Employee intend for this Agreement to amend the Employment Agreement in order to terminate the Employment Agreement and hereby agree as follows:

1.	Pursuant to this Agreement, each of the Bank and the Employee agree to terminate the Employment Agreement as of the Effective Date set forth above.

2.

Effective as of the Effective Date, each of the Bank and the Employee releases the other party from any and all obligations under the Employment Agreement and the parties agree that the Employment Agreement shall hereinafter be null and void and that no payments or benefits shall be made or provided thereunder.

3.

The Employee agrees and acknowledges that he is not owed anything under the Employment Agreement (other than any portion of his base salary that has been earned since the last payroll period, but not yet paid) as of the Effective Date of this Agreement.

4.

The Bank, the Company and the Employee acknowledge that the termination of the Employment Agreement does not result in a termination of the Employee's employment with the Bank or the Company, and Employee understands that Employee's continued employment as Executive Vice President and Chief Financial Officer of the Bank and the Company is at-will and may be terminated by the Bank or the Company at any time and that Employee does not have any right or claim to any continued or future employment with the Bank, the Company or its successors.

5.

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

6.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a single arbitrator mutually acceptable to the Bank and Employee, sitting in a location selected by the Bank within 50 miles from the main office of the Bank, in accordance with the rules of the American Arbitration Association's National Rules for the Resolution of Employment Disputes then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Agreement to Terminate the Employment Agreement.

Attest:	Huntingdon Valley Bank

Date:	By:	/s/ Travis J. Thompson
Travis J. Thompson
CEO
	Date:	July 29, 2022

Attest:	HV Bancorp, Inc.

Date:	By:	/s/ Travis J. Thompson
Travis J. Thompson
CEO
	Date:	July 29, 2022

Attest:	Joseph C. O’Neill, Jr.

Date:	By:	/s/ Joseph C. O’Neill, Jr.
EVP& CFO
	Date:	July 29, 2022

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